CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated August 30, 2004 appearing in the Annual Report on Form 10-KSB of Pinnacle Resources, Inc. for the year ended June 30, 2004 and to the references to our Firm under the heading "Experts" in this Registration Statement.





/s/ Cordovano & Harvey, PC
Denver, Colorado
December 1, 2004